CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-94200 and Form S-8 No. 33-52588) pertaining to the 1986 Amended and Restated Directors and Consultants Stock Option Plan, Registration Statements (Form S-8 No. 33-58068 and Form S-8 No. 33-94230) pertaining to the 1992 Incentive Stock Option Plan, Registration Statements (Form S-8 No. 333-16007, Form S-8 No. 333-67477 and Form S-8 No. 333-67834) pertaining to the
1996 Stock Option Plan, Registration Statement (Form S-8 No. 333-42109) pertaining to the Employee Stock Purchase Plan and Registration Statement (Form S-8 No. 333-67473) pertaining to the Richard Pfenniger, Jr. Stock Option Plan of Whitman Education Group, Inc. of our report dated May 16, 2003, with respect to the consolidated financial statements of Whitman Education Group, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP


Miami, Florida
May 27, 2003